NEWS RELEASE

THE BANK OF KENTUCKY FINANCIAL CORPORATION
ANNOUNCES FOURTH QUARTER EARNINGS

Net income available to common shareholders up 59% for the fourth quarter of
2011 and 65% for 2011

CRESTVIEW HILLS, KENTUCKY, January 19, 2012 – The Bank of Kentucky Financial Corporation (the “Company”) (NASDAQ: BKYF), the holding company of The Bank of Kentucky, Inc. (the “Bank”), today reported its earnings for the fourth quarter and twelve months ended December 31, 2011.   For the fourth quarter and the twelve months of 2011, the Company reported an increase in diluted earnings per common share of 37% and 29% respectively as compared to the same periods in 2010.

The fourth quarter of 2011 also included the repurchase of the remaining $17 million of outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), issued in February 2009 to the U.S. Department of the Treasury under its TARP Capital Purchase Program and the closing of the United Kentucky Bank of Pendleton County, Inc, which included approximately $28 million in deposits and $14 million in loans.
A summary of the Company’s results follows:
Fourth Quarter ended December 31,	2011	2010	Change
Net income	$4,909,000	$3,673,000	34%
Net income available to common shareholders	$4,714,000	$2,966,000	59%
Earnings per common share, basic	$0.63	$0.46	37%
Earnings per common share, diluted	$0.63	$0.46	37%

Twelve Months ended December 31,	2011	2010	Change
Net income	$16,489,000	$11,671,000	41%
Net income available to common shareholders	$15,517,000	$9,425,000	65%
Net income per common share, basic	$2.09	$1.61	30%
Net income per common share, diluted	$2.07	$1.61	29%

Robert Zapp, President & CEO stated, “The fourth quarter was very active for us, and I am pleased to report on our financial performance for the quarter and the past twelve months.  We completed the acquisition of United Kentucky Bank, opening the Falmouth Branch in late October, which allowed us to enter Pendleton County.  We completed the repurchase of the remaining outstanding  shares of preferred stock related to TARP and we completed the renovation of space in Downtown Cincinnati, which will be home to our first branch location in Ohio and thirty-third overall.  The latest financial results also reflect the strength of our core lines of business and our ability to remain efficient in these tough economic times.  In addition, we were able to lower our provision for loan losses, as overall credit improved and losses decreased.”

Driving the increase in earnings in the fourth quarter of 2011 was an $800,000 (27%) decrease in the provision for loan losses as compared to the fourth quarter of 2010.  The increase in net income available to common shareholders was also attributable to a 72% reduction in preferred stock dividends and amortization expense. The decrease in the provision for loan losses reflected improving credit metrics as compared to December of 2010, while the reduction of preferred stock dividends and amortization expense reflects the repurchase of the final $17 million of the Company’s Series A Preferred Stock outstanding, previously issued to the U.S. Department of the Treasury as part of the TARP Capital Purchase Program.

Net interest income increased $658,000, or 5% in the fourth quarter of 2011, as compared to the same period in 2010.  Contributing to the increase in net interest income was the growth in average earning assets, which increased $105 million, or 7% on average from the fourth quarter of 2010.  The net interest margin, on a tax equivalent basis, decreased 7 basis points from 3.70% in the fourth quarter of 2010 to 3.63% in the fourth quarter of 2011.  Contributing to the decrease in the net interest margin was the mix of the growth in earning assets.  Of the $105 million in growth, $98 million or 93% of the growth was attributed to the Bank’s securities portfolio and fed funds sold, which generally have lower yields than loans.

The provision for loan losses decreased by $800,000 (27%) in the fourth quarter of 2011, as compared to the same period in 2010.  Contributing to this decrease were lower levels of non-performing loans and charge-offs as compared to December 2010.   The Company’s non-performing loans as a percentage of total loans were 1.40% as of December 31, 2011, as compared to 1.90% as of December 31, 2010, while annualized net charge-offs to average loans decreased from 1.00% in the fourth quarter of 2010 to .65% in the fourth quarter of 2011.  The Company recorded $1,853,000 in net charge-offs in the fourth quarter of 2011 as compared to $2,795,000 in the fourth quarter of 2010.  On a sequential basis, the provision for loan losses of $2,200,000 in the fourth quarter of 2011 was $350,000 lower than the provision in the third quarter of 2011, while non-performing loans decreased from $16.0 million (1.43% of total loans) at September 30, 2011 to $15.9 million (1.40% of total loans) at December 31, 2011.  Net charge-offs on a sequential basis decreased from $2,425,000 (.86% of loans) in the third quarter of 2011 to $1,853,000 (.65% of loans) in the fourth quarter of 2011.  The allowance for loan losses (ALL) increased $920,000 or 5% from December 31, 2010.  As a result of the added allowance, the ALL has increased from 1.57% of loans at the end of the fourth quarter of 2010 to 1.62% of loans at the end of the fourth quarter of 2011.   The adequacy of the ALL is analyzed quarterly and adjusted as necessary to maintain appropriate reserves for probable incurred losses in the Bank’s loan portfolio.

The Company’s non-performing assets as a percentage of total assets were 1.25% as of December 31, 2011, as compared to 1.32% as of December 31, 2010.  While non-performing loans decreased $5,192,000 from December 2010 to December 2011 other real estate owned increased $5,049,000 in the same time period.  On a sequential basis, other real estate owned increased $3,950,000 from September 2011, primarily as a result of one commercial real estate relationship that added $3,475,000 in other real estate owned in the fourth quarter.  These properties are recorded at their estimated net realizable value with the difference between this value and the loan balance being recorded as a charge-off.

Non-interest income decreased $12,000 in the fourth quarter of 2011, as compared to the same period in 2010, while non-interest expense decreased $367,000 or 3% from the same period last year.  Contributing to the decrease in non-interest income was a $366,000 or 39% decrease in the gains on sale of real estate loans.  These gains were driven by a sharp drop in interest rates in the fourth quarter of 2010, which prompted increased demand for home mortgage loan refinancing.   Partially offsetting this decrease was an $111,000 or 14% increase in Bankcard revenue and a $59,000 or 24% increase in earnings from company owned life insurance.    Non-interest expense included decreases in FDIC insurance expense; down $261,000 or 46%, and amortization of intangible assets; down $137,000 or 38% from the fourth quarter of 2010.   The decrease in FDIC insurance was the result of recent changes in the methodology used by the FDIC to determine federal deposit insurance assessments.

Total assets were $1.745 billion at the end of 2011, which was $80 million or 5% higher than the same date a year ago.  Total loans increased $24 million (2%) while investments in securities increased $86 million (30%) from December of 2010.   The increased investments in securities and loans were funded by an increase in deposits of $77 million, or 5%, and a decrease in cash and cash equivalents of $37 million, or 21%.  Total equity decreased $3 million, or 2%, from the end of 2010 as a result of the repurchase of the Series A Preferred Stock.

The Bank of Kentucky Financial Corporation
Selected Consolidated Financial Data
(Dollars in thousands, except per share data)

	Fourth Quarter Comparison				Year ended December 31, Comparison
Income Statement Data	12/31/11	12/31/10	% Chg		12/31/11	12/31/10	% Chg
Interest income	$16,096	$16,402	(2)%		$64,798	$66,682	(3)%
Interest expense	2,009	2,973	(32)%		9,260	13,273	(30)%
Net interest income	14,087	13,429	5%		55,538	53,409	4%
Provision for loan losses	2,200	3,000	(27)%		10,750	15,500	(31)%

Net interest income after provision for loan losses	11,887	10,429	14%		44,788	37,909	18%
Non interest income	5,530	5,542	-%		20,724	20,714	-%
Non interest expense	10,403	10,770	(3)%		42,114	42,424	(1)%
Net income before income taxes	7,014	5,201	35%		23,398	16,199	44%
Provision for income taxes	2,105	1,528	38%		6,909	4,528	53%
Net income	4,909	3,673	34%		16,489	11,671	41%
Preferred stock dividends & amortization	195	707	(72)%		972	2,246	(57)%
Net income available to common shareholders	$4,714	$2,966	59%		$15,517	$9,425	65%
Per Common Share Data
Diluted earnings per common share	0.63	0.46	37%		2.07	1.61	29%
Cash dividends declared	0.00	0.00	0%		0.56	0.56	0%
Earnings Performance Data
Return on common equity	12.21%	9.33%	288	bps	10.41%	8.23%	218	bps
Return on assets	1.13%	.91%	22	bps	1.00%	.75%	25	bps
Net interest margin	3.55%	3.62%	(7	)bps	3.65%	3.72%	(7	)bps

The Bank of Kentucky Financial Corporation
Selected Consolidated Financial Data
(Dollars in thousands, except per share data)

Balance Sheet Data
	December 31, 2011	December 31, 2010
Assets:
Cash and cash equivalents	$135,964	$172,664
Investments	371,737	285,326
Loans held for sale	8,920	15,279
Total loans, gross	1,129,954	1,106,009
Allowance for loan losses	(18,288)	(17,368)
Premises and equipment, net	22,827	23,170
Goodwill and acquisition intangibles, net	25,251	25,464
Other assets and accrued interest receivable	68,359	54,340
Total assets	$1,744,724	$1,664,884

Liabilities & Shareholders’ Equity
Total deposits	$1,498,821	$1,422,312
Short-term borrowings	29,300	23,419
Notes payable	48,739	48,761
Accrued interest payable and other liabilities	11,294	11,022
Total liabilities	1,588,154	1,505,514
Common stockholders’ equity	156,570	142,580
Preferred stock	-	16,790
Shareholders’ equity	156,570	159,370
Total liabilities and shareholders’ equity	$1,744,724	$1,664,884

The Bank of Kentucky Financial Corporation
Selected Consolidated Financial Data
(Dollars in thousands, except per share data)

	Average Balance Sheet Rates (presented on a tax equivalent basis )
	Quarter ended December 31, 2011			Quarter ended December 31, 2010
	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate

Interest-earning assets:
Loans receivable (1)(2)	$1,139,767	$14,493	5.04%	$1,133,524	$15,228	5.33%
Securities (2)	360,265	1,848	2.02	252,793	1,352	2.12
Other interest-earning assets	76,258	81	0.42	85,384	113	0.53

Total interest-earning assets	1,576,290	16,422	4.13	1,471,701	16,693	4.50

Non-interest-earning assets	141,526			124,134
Total assets	$1,717,816			$1,595,835

Interest-bearing liabilities:
Transaction accounts	783,753	528	0.27	682,826	684	0.40
Time deposits	406,963	1,217	1.19	448,064	1,995	1.77
Borrowings	77,832	264	1.35	69,784	294	1.67
Total interest-bearing liabilities	1,268,548	2,009	0.63	1,200,674	2,973	0.98

Non-interest-bearing liabilities	286,340			237,383

Total liabilities	1,554,888			1,438,057

Shareholders’ equity	162,928			157,778

Total liabilities and shareholders’ equity	$1,717,816			$1,595,835

Net interest income		$14,413			$13,720
Interest rate spread			3.50%			3.52%
Net interest margin (net interest income as a percent of average interest-earning assets)			3.63%			3.70%

(1)	Includes non-accrual loans.
(2)	Income presented on a tax equivalent basis using a 35.00% and 34.62% tax rate in 2011 and 2010, respectively. The tax equivalent adjustment was $326,000 and $291,000 in 2011 and 2010, respectively.

The Bank of Kentucky Financial Corporation
Selected Consolidated Financial Data
(Dollars in thousands, except per share data)

	Average Balance Sheet Rates (presented on a tax equivalent basis )
	Year ended December 31,2011			Year ended December 31, 2010
	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate

Interest-earning assets:
Loans receivable (1)(2)	$1,123,625	$58,379	5.20%	$1,137,373	$61,535	5.41%
Securities (2)	326,681	7,302	2.24	236,838	5,812	2.45
Other interest-earning assets	71,085	372	0.52	62,722	395	0.63

Total interest-earning assets	1,521,391	66,053	4.34	1,436,933	67,742	4.71

Non-interest-earning assets	134,667			124,408
Total assets	$1,656,058			$1,561,341

Interest-bearing liabilities:
Transaction accounts	736,323	2,403	0.33	679,597	3,012	0.44
Time deposits	420,026	5,835	1.39	450,712	9,054	2.01
Borrowings	74,147	1,022	1.38	67,628	1,207	1.78
Total interest-bearing liabilities	1,230,496	9,260	0.75	1,197,937	13,273	1.11

Non-interest-bearing liabilities	262,245			215,427

Total liabilities	1,492,741			1,413,364

Shareholders’ equity	163,317			147,977

Total liabilities and shareholders’ equity	$1,656,058			$1,561,341

Net interest income		$56,793			$54,469
Interest rate spread			3.59%			3.60%
Net interest margin (net interest income as a percent of average interest-earning assets)			3.73%			3.79%

(1)	Includes non-accrual loans.
(2)
Income presented on a tax equivalent basis using a 35.00% and 34.62% tax rate in 2011 and 2010, respectively. The tax equivalent adjustment was $1,255,000 and $1,060,000 in 2011 and 2010, respectively.

The Bank of Kentucky Financial Corporation
Selected Consolidated Financial Data
(Dollars in thousands, except per share data)

	Five-Quarter Comparison
Income Statement Data	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Net interest income	$14,087	$14,076	$14,027	$13,348	$13,429
Provision for loan losses	2,200	2,550	3,000	3,000	3,000

Net interest income after provision for loan losses	11,887	11,526	11,027	10,348	10,429
Service charges and fees	2,390	2,470	2,424	2,157	2,411
Gain on sale of real estate loans	580	703	228	278	946
Gain on sale of securities	-	-	-	231	-
Trust fee income	625	630	723	663	601
Bankcard transaction revenue	885	849	859	789	774
Gains/(losses) on Other Real Estate Owned	(85)	(98)	(94)	16	(125)
Other non-interest income	1,135	743	834	789	935
Total non-interest income	5,530	5,297	4,974	4,923	5,542
Salaries and employee benefits expense	5,044	5,351	5,045	4,754	4,959
Occupancy and equipment expense	1,192	1,216	1,241	1,248	1,185
Data processing expense	522	500	467	494	484
State bank taxes	415	550	550	536	477
Amortization of intangible assets	220	202	215	221	357
FDIC Insurance	305	269	384	583	566
Other non-interest expenses	2,705	2,639	2,733	2,513	2,742
Total non-interest expense	10,403	10,727	10,635	10,349	10,770
Net income before income tax expense	7,014	6,096	5,366	4,922	5,201
Income tax expense	2,105	1,822	1,572	1,410	1,528
Net income	4,909	4,274	3,794	3,512	3,673
Preferred stock dividends & amortization	195	261	259	257	707
Net income available to common shareholders	$4,714	$4,013	$3,535	$3,255	$2,966
Per Common Share Data
Diluted earnings per common share	0.63	0.54	0.47	0.44	0.46
Cash dividends declared	0.00	0.28	0.00	0.28	0.00
Weighted average common shares outstanding
Basic	7,432,995	7,432,995	7,432,487	7,432,295	6,434,354
Diluted	7,465,606	7,488,743	7,501,731	7,459,220	6,434,354
Earnings Performance Data
Return on common equity	12.21%	10.51%	9.59%	9.21%	9.33%
Return on assets	1.13%	1.05%	.93%	.86%	.91%
Net interest margin	3.55%	3.76%	3.76%	3.56%	3.62%
Net interest margin (tax equivalent)	3.63%	3.83%	3.84%	3.63%	3.70%

The Bank of Kentucky Financial Corporation
Selected Consolidated Financial Data
(Dollars in thousands, except per share data)

	Five-Quarter Comparison
Balance Sheet Data	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Assets:
Cash and cash equivalents	$135,964	$67,657	$61,098	$97,712	$172,664
Investments	371,737	339,780	320,202	328,271	285,326
Loans held for sale	8,920	6,612	1,107	1,223	15,279
Total loans	1,129,954	1,118,630	1,128,511	1,118,136	1,106,009
Allowance for loan losses	(18,288)	(17,941)	(17,816)	(17,688)	(17,368)
Premises and equipment, net	22,827	22,653	22,576	22,856	23,170
Goodwill and acquisition intangibles, net	25,251	24,826	25,028	25,242	25,464
Other assets & accrued interest receivable	68,359	62,182	61,013	61,684	54,340
Total assets	$1,744,724	$1,624,399	$1,601,719	$1,637,436	$1,664,884
Liabilities & Shareholders’ Equity
Total deposits	$1,498,821	$1,369,215	$1,355,284	$1,390,706	$1,422,312
Short-term borrowings	29,300	26,248	20,610	24,667	23,419
Notes payable	48,739	48,745	48,750	48,756	48,761
Accrued interest payable & other liabilities	11,294	10,905	10,682	12,289	11,022
Total liabilities	1,588,154	1,455,113	1,435,326	1,476,418	1,505,514
Common stockholders’ equity	156,570	152,356	149,511	144,183	142,580
Preferred stock	-	16,930	16,882	16,835	16,790
Shareholders’ equity	156,570	169,286	166,393	161,018	159,370
Total liabilities and shareholders’ equity	$1,744,724	$1,624,399	$1,601,719	$1,637,436	$1,664,884
Common shares outstanding	7,432,995	7,432,995	7,432,995	7,432,295	7,432,295
Average Balance Sheet Data
Average investments	$360,265	$324,144	$319,377	$302,331	$252,793
Average other earning assets	76,258	39,721	57,607	111,484	85,384
Average loans	1,139,767	1,126,118	1,119,767	1,108,477	1,133,524
Average earning assets	1,576,290	1,489,983	1,496,751	1,522,292	1,471,701
Average assets	1,717,816	1,623,719	1,633,990	1,649,947	1,595,835
Average deposits	1,464,550	1,372,244	1,385,624	1,406,861	1,366,256
Average interest bearing deposits	1,190,716	1,122,239	1,144,986	1,168,383	1,130,890
Average interest bearing transaction deposits	783,753	711,046	721,948	729,022	682,826
Average interest bearing time deposits	406,963	411,193	423,038	439,361	448,064
Average borrowings	77,832	72,421	72,580	73,555	69,784
Average interest bearing liabilities	1,268,548	1,194,660	1,217,566	1,241,938	1,200,674
Average common stockholders equity	153,175	150,934	146,848	143,382	126,068
Average preferred stock	9,753	16,906	16,858	16,813	31,710

The Bank of Kentucky Financial Corporation
Selected Consolidated Financial Data
(Dollars in thousands, except per share data)

	Five-Quarter Comparison
Asset Quality Data	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Allowance for loan losses to total loans	1.62%	1.60%	1.58%	1.58%	1.57%
Allowance for loan losses to non-performing loans	1.15%	1.12%	1.07%	87%	82%
Nonaccrual loans	$15,651	$15,964	$16,322	$19,735	$20,648
Loans – 90 days past due & still accruing	219	45	100	637	414
Total non-performing loans	15,870	16,009	16,422	20,372	21,062
OREO and repossessed assets	5,844	1,894	1,902	1,083	795
Total non-performing assets	21,714	17,903	18,324	21,455	21,857
Restructured loans-accruing	13,306	13,108	7,022	3,294	6,135
Non-performing loans to total loans	1.40%	1.43%	1.46%	1.82%	1.90%
Non-performing assets to total assets	1.25%	1.11%	1.15%	1.32%	1.32%
Annualized charge-offs to average loans	.65%	.86%	1.03%	0.98%	1.00%
Net charge-offs	$1,853	$2,425	$2,871	$2,680	$2,795

About BKFC
BKFC, a bank holding company with assets of approximately $1.744 billion, offers banking and related financial services to both individuals and business customers.  BKFC operates thirty-three branch locations and fifty-six  ATMs.
For more information contact:

Martin Gerrety
Executive Vice President and CFO
(859) 372-5169
mgerrety@bankofky.com
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